                                                                     EXHIBIT 4.2

                                            As amended through February 18, 2000

                                  PROVANT, INC.

                      1998 NON-QUALIFIED STOCK OPTION PLAN

1.  PURPOSE

                The purpose of this 1998 Non-Qualified Stock Option Plan (the "Plan") is to advance the interests of PROVANT, Inc. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

                The Plan provides for the award of options to purchase shares of the Company's common stock ("Stock"). Options granted pursuant to the Plan shall be non-qualified options and not incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986.

2.  ELIGIBILITY FOR AWARDS

                Persons eligible to receive awards under the Plan shall be all employees, consultants and advisers of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Except for awards covering no more than 25,000 shares of Stock in the aggregate, directors and officers of the Company shall not be eligible to receive awards under the Plan. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as "participants".

3.  ADMINISTRATION

                The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. All exercises of the foregoing authority by the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(c) and
Section 6(i).

                The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee, if one is appointed, shall constitute a quorum. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.  EFFECTIVE DATE AND TERM OF PLAN

                The Plan shall become effective on the date on which it is approved by the Board.

                No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

5.  SHARES SUBJECT TO THE PLAN

                (a) Number of Shares. Subject to adjustment as provided in
Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 2,000,000 shares. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

                (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

                (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

                The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

                (a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but shall not be less, in the case of an original issue of authorized stock, than par value.


                (b) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date that is ten years from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

                (c) Exercise of Options.

                (i) Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

                (ii) Options may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (A) such documents as the Board requires and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

                (iii) The delivery of Stock upon the exercise of an option shall be subject to compliance with (A) applicable federal and state laws and regulations, (B) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (C) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                (iv) The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (A) delivering to the

                      Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date, unless the Board otherwise determines) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

                (v) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

         (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

                (i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

                (ii) if so permitted by the Board, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment.

         (e) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

         (f) Nontransferability of Awards; Restrictions on Stock. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant.

         The Board, in its discretion, may at the time an award is granted make Stock delivered under the award subject to such restrictions and conditions, including restrictions on resale and buy-back rights, as it deems appropriate.

         (g) Death. Except as otherwise provided in the award by the Board at the time of grant, if a participant dies, each option held by the participant that was not then exercisable shall terminate and each option that was exercisable immediately prior to death may be exercised by the participant's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant's death but in no event beyond the Final Exercise Date.

         (h) Termination of Service other than by Death. Except as otherwise provided in the award by the Board at the time of grant, if an employee's employment with the Company and its subsidiaries terminates for any reason other than by death, all options held by the employee that are not then exercisable shall terminate and options that are exercisable on the date employment terminates shall continue to be exercisable for 90 days, or such shorter or longer period as the Board may determine, but in no event beyond the Final Exercise Date.

         In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant's service as a consultant or adviser terminates shall continue to be exercisable for 90 days, or such shorter or longer period as the Board may determine, but in no event beyond the Final Exercise Date.

         (i) Merger, Consolidation, Asset Sale, Liquidation, etc. Notwithstanding any other provisions of the Plan, in the event that a transaction occurs that results in the Stock not being registered under Section 12 of the Securities Exchange Act of 1934, as amended, all options shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. In all other transactions, the Board may either arrange for replacement options, accelerate the exercisability of all outstanding options (subject to completion of the transaction) or terminate all options in exchange for a cash payment.

         The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7.  EMPLOYMENT RIGHTS

         Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any subsidiary of the Company or affect in any way the right of the Company or any such subsidiary to terminate his or her employment by the Company or any subsidiary of the Company at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company or any subsidiary of the Company to the participant by contract or otherwise.

8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND
     TERMINATION

         Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

         The Board may at any time discontinue granting awards under the Plan. With the consent of the participant (except as otherwise provided in the Plan), the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant's consent) under any award previously granted.